Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107912) of Kaiser Group Holdings, Inc. of our report dated March 20, 2006, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

McLean, Virginia

March 30, 2007